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                                                                    EXHIBIT 21.1

                   SUBSIDIARIES OF MTI TECHNOLOGY CORPORATION

                                                                JURISDICTION OF
                         SUBSIDIARY                              INCORPORATION
                         ----------                           -------------------
MTI Technology GmbH.........................................        Germany
MTI Technology Limited......................................       Scotland
MTI France SA...............................................        France
Microtechnology Scandinavia, AB.............................        Sweden
MTI Technology Ireland Ltd..................................        Ireland
MTI Technology BV...........................................        Holland
MTI Technology SA...........................................      Switzerland
MTI Technology Europe.......................................        Ireland
National Peripherals, Inc...................................     Illinois, USA
International Micro Technology, Inc.........................  U.S. Virgin Islands
SI Computer Systems, Ltd....................................          UK
System Industries (Deutschland) GmbH........................        Germany
SI Network Storage Canada, Ltd..............................        Canada
System Industries Ireland, Ltd..............................        Ireland
System Industries Network Storage B.V.......................        Holland
System Industries (Switzerland), S.A........................      Switzerland